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                                                                     Exhibit 5.2



                                                     January 13, 2003


Steven J. Helmers
General Counsel
Black Hills Corporation
625 Ninth Street
Rapid City, South Dakota 57701

         Re:  Black Hills Corporation
              Registration Statement on Form S-3

Ladies and Gentlemen:

         You are acting as counsel in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by Black Hills Corporation, a South Dakota corporation (the "Company), with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Act, of securities of the Company for aggregate proceeds of up to $400,000,000, with such securities to include senior debt securities (the "Senior Debt Securities"); subordinated debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"); and purchase contracts (the "Purchase Contracts"). As such counsel, you are furnishing an opinion in accordance with the requirements of
Item 601(b)5 of Regulation S-K under the Act. In connection with such opinion, you have asked us to opine with respect to certain matters governed by New York law.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of Indenture relating to the Senior Debt Securities (the "Senior Indenture") filed as an exhibit to the Registration Statement;
(iii) the form of Indenture relating to the Subordinated Debt Securities (the "Subordinated Indenture") filed as an exhibit to the Registration Statement; and
(iv) the form of Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the

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Black Hills Corporation
January 13, 2003
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Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the state of South Dakota and that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Senior Indenture, the Subordinated Indenture, the Purchase Contract Agreement, and the Registration Statement.

         Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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Black Hills Corporation
January 13, 2003
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         1. The Senior Indenture, when duly executed and delivered by the
Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2. The Subordinated Indenture, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3. The Purchase Contract Agreement, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

         (a) the enforcement of any agreements or instruments may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

         (b) we have assumed that the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture and the Purchase Contract Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

         We understand that in your relying on this opinion that you may attach this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement to the extent of your reliance on our opinion under New York law. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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Black Hills Corporation
January 13, 2003
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                                            Very truly yours,

                                            /s/ Skadden, Arps, Slate,
                                                Meagher & Flom LLP